On May 9, 2001, there was a special meeting of the Shareholders of the BB&T Funds. There was one proposal put forth for vote by the Shareholders of the Trust. The description of the proposal and the number of shares voted are as follows:

A.) To elect the Board of Trustees of the Funds to hold office until their respective successors have been duly elected and qualified or until their earlier resignation or removal.
	      FOR                  WITHHELD
William E. Graham Jr.    754,515,434.00	  3,361,911.00
Thomas W. Lambeth       754,568,573.00	  3,308,772.00
W. Ray Long                    754,644,431.00	  3,232,914.00
Robert W. Stewart           754,710,219.00	  3,167,126.00
Raymond K. McCulloch  754,827,261.00	  3,050,084.00
Drew T. Kagan                 754,728,772.00  3,148,573.00
Laura C. Bingham            754,348,556.00	  3,528,789.00
Richard F. Baker              754,595,803.00	  3,281,542.00

On July 16, 2001, there was a special meeting of Shareholders of the Arbor Fund to approve an Agreement and Plan of Reorganization pursuant to which each of the OVB Equity
Income Portfolio, OVB Capital Appreciation Portfolio,
OVB West Virginia Tax-Exempt Portfolio, OVB Government Securities Portfolio and OVB Prime Obligations Portfolio will transfer all of its assets to the BB&T Mid Cap Value Fund, BB&T Capital Appreciation Fund, BB&T West
Virginia Intermediate Tax-Free Fund, BB&T Intermediate
U.S. Government Bond Fund and Prime Money Market Fund, respectively, in exchange for Trust and Class A shares (collectively, "Shares") of the corresponding BB&T Fund and the assumption by such BB&T Fund of all liabilities of the OVB Fund, followed by the liquidation of the OVB
Fund, and the distribution of Shares of the BB&T Fund to the shareholders of the OVB Fund. The description of each Fund's proposal and the number of shares voted are as follows:

A.) Approval of the Agreement and Plan of Reorganization
B.) by and between The Arbor Fund and BB&T Funds
C.) providing for the transfer of all of the assets of the OVB D.) Government Securities Portfolio to the BB&T
E.) Intermediate U.S. Government Bond Fund in
F.) exchange for Shares of the BB&T Intermediate
G.) U.S. Government Bond Fund and the assumption
H.) by the BB&T Intermediate U.S. Government Bond
I.) Fund of all of the liabilities of the OVB Government
J.) Securities Portfolio, followed by the liquidation of the K.) OVB Government Securities Portfolio and the
L.) distribution of Shares of the BB&T Intermediate
M.) U.S. Government Bond Fund to the shareholders
N.) of the OVB Government Securities Portfolio.

FOR 		AGAINST 		ABSTAIN
3,789,431	1,056			345

O.) Approval of the Agreement and Plan of Reorganization
P.) by and between The Arbor Fund and BB&T Funds
Q.) providing for the transfer of all of the assets of the R.) OVB Prime Obligations Portfolio to the BB&T Prime
S.) Money Market Fund in exchange for Shares of the T.) BB&T Prime Money Market Fund and the assumption
U.) by the BB&T Prime Money Market Fund of all of
V.) the liabilities of the OVB Prime Obligations Portfolio, W.) followed by the liquidation of the OVB Prime Obligations X.) Portfolio and the distribution of Shares of the BB&T
Y.) Prime Money Market Fund to the shareholders of the Z.) OVB Prime Obligations Portfolio.

FOR 		AGAINST 		ABSTAIN
70,206,649	0 			922


AA.) Approval of the Agreement and Plan of Reorganization by and between The Arbor Fund and BB&T Funds providing for the transfer of all of the assets of the OVB
Equity Income Portfolio to the BB&T Mid Cap Value Fund in exchange for Shares of the BB&T Mid Cap Value Fund and the assumption by the BB&T Mid Cap Value Fund of all of the liabilities of the OVB Equity Income Portfolio, followed by the liquidation of the OVB Equity Income
Portfolio and the distribution of Shares of the BB&T Mid
Cap Value Fund to the shareholders of the OVB Equity
Income Portfolio.

FOR 		AGAINST 		ABSTAIN
4,323,509 	3,636			1,471

BB.) Approval of the Agreement and Plan of Reorganization by and between The Arbor Fund and BB&T Funds providing for the transfer of all of the assets of the OVB Capital Appreciation Portfolio to the BB&T Capital Appreciation Fund in exchange for Shares of the BB&T Capital Appreciation Fund and the assumption by the BB&T Capital Appreciation Fund of all of the liabilities of the OVB Capital Appreciation Portfolio, followed by the liquidation of the OVB Capital Appreciation Portfolio and the distribution of Shares of the BB&T Capital Appreciation Fund to the shareholders of the OVB Capital Appreciation Portfolio.

FOR 		AGAINST 		ABSTAIN
8,401,369 	1,836 			2,595

CC.) Approval of the Agreement and Plan of Reorganization by and between The Arbor Fund and BB&T Funds providing for the transfer of all of the assets of the OVB West Virginia Tax-Exempt Portfolio to the BB&T West Virginia Intermediate Tax-Free Fund in exchange for Shares of the BB&T West
Virginia Intermediate Tax-Free Fund and the assumption by the BB&T West Virginia Intermediate Tax-Free Fund of all of the liabilities of the OVB West Virginia Tax-Exempt Portfolio, followed by the liquidation of the OVB West Virginia Tax-Exempt Portfolio and the distribution of Shares of the BB&T West Virginia Intermediate Tax-Free Fund to the shareholders of the OVB West Virginia Tax-Exempt Portfolio.

FOR 		AGAINST 		ABSTAIN
7,643,643 	7,679 			104